Exhibit 10.1

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is made as of October __, 2023, by and among the several individuals, financial institutions or entities from time to time parties to this Agreement as subordinated lenders (collectively referred to as “Subordinated Lenders” and each a “Subordinated Lender”), Forever 8 Fund, LLC, a Delaware limited liability company (the “Obligor”), the several individuals, financial institutions or entities from time to time parties to this Agreement as Senior Lenders (collectively referred to as “Senior Lenders” and each a “Senior Lender”) and Paul Vassilakos, an individual, having an address at 234 5th Avenue, Suite 509, New York, New York 10001, in his capacity as collateral agent (“Agent”) for the Senior Lenders.

Recitals

A. The Obligor has requested and/or obtained certain loans or other credit accommodations from the Senior Lenders or is otherwise indebted to the Senior Lenders (which loans, credit accommodations and debts are or may be from time to time be secured by assets and property of the Obligor, pursuant to the terms of: (i) the Loan and Security Agreement (the “Series C Loan Agreement” and capitalized terms used herein but not defined herein shall have the respective meanings give such terms in the Series C Loan Agreement), dated as of the date hereof, by and among (1) the Obligor, as a borrower, (2) the other loan parties party thereto, (3) the Senior Lenders, and (4) the Agent and (ii) each other Loan Document executed by the Obligor in favor or for the benefit of the Senior Lenders and/or the Agent (the agreements described in clauses (i) and (ii), the “Senior Loan Documents”).

B. Subordinated Lender has extended loans or other credit accommodations to the Obligor or the Obligor is otherwise indebted to the Subordinated Lender pursuant to one more promissory notes, loan agreements, evidences of indebtedness and security instruments including that certain Loan and Security Agreement dated [          ], by and among the Obligor and the lenders party thereto (the “Series A Loan Agreement”) and that certain Loan and Security Agreement dated October 4, 2023, by and among the Obligor, the lenders party thereto and the Agent (the “Series B Loan Agreement”) (collectively, the “Subordinated Loan Documents”).

C. Subordinated Lender is willing to subordinate: (i) all of the Obligor’s indebtedness and obligations to Subordinated Lender pursuant to the Subordinated Loan Documents, including, without limitation, all interest, premium payments, make-wholes and other obligations and liabilities arising thereunder whatsoever, whether presently existing or arising in the future (the “Subordinated Debt”) to all of the Obligor’s indebtedness and obligations under the Senior Loan Documents, including, without limitation, all interest, premium payments, make-wholes and other obligations and liabilities whatsoever, to the Senior Lenders; and (ii) all of Subordinated Lender’s security interests, if any, in the Collateral, to all of the Senior Lenders’ security interests in the Collateral.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Subordinated Lender hereby subordinates any security interest and/or lien that Subordinated Lender may have in the Collateral (the “Junior Liens”) to the security interest and/or liens that Senior Lenders and the Agent now or hereafter after acquires in the Collateral (the “Senior Liens”). Notwithstanding the respective dates of attachment or perfection of the Junior Liens and the Senior Liens, the Senior Liens shall at all times be prior and senior to the Junior Liens.

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2. All Subordinated Debt is subordinated in right of payment to all obligations of the Obligor to the Senior Lenders and the Agent, now existing or hereafter arising, under the Senior Loan Documents together with all costs of collecting such obligations, including, without limitation, all accrued and unpaid interest, original issue discount, all premium payments, make-whole payments, exit charges, interest accruing after the commencement by or against the Obligor of any bankruptcy, reorganization or similar proceeding, attorneys’ fees, reimbursement obligations, and all other obligations and liabilities of the Obligor arising under the Senior Loan Documents (the “Senior Debt”).

3. Subordinated Lender will not demand or receive from the Obligor (and Obligor will not pay to Subordinated Lender) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, whether in cash or in kind, nor will Subordinated Lender exercise any remedy with respect to the Subordinated Debt or the Junior Liens, nor will Subordinated Lender commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against any Obligor, for so long as any portion of the Senior Debt remains outstanding. For the avoidance, Subordinated Lender shall not exercise any remedy under or otherwise seek to enforce any term or provision of the Subordinated Loan Documents for so long as any portion of the Senior Debt remains outstanding.

4. Subordinated Lender shall promptly deliver to the Senior Lenders in the form received (except for endorsement or assignment by Subordinated Lender where required by the Senior Lenders) for application to the Senior Debt any payment, distribution, security or proceeds received by Subordinated Lender with respect to the Subordinated Debt other than in accordance with this Agreement.

5. In the event of the Obligor’s bankruptcy, insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and the Senior Lenders’ claims against the Obligor shall be paid in full before any payment is made to the Subordinated Lender.

6. Subordinated Lender consents to the entry into the Series C Loan Agreement by the Senior Lenders, the Obligor, the Agent and the other parties thereto.

7. Senior Lenders and the Agent shall have the exclusive right to enforce rights, exercise remedies in respect of the Senior Debt and the Senior Liens (including set-off and the right to credit bid the Senior Debt) and make determinations regarding the release, disposition, or restrictions with respect to any collateral for the Senior Debt (the “Collateral”) without any notice to, consultation with or consent of the Subordinated Lender. Subordinated Lender will, in connection with the Senior Lenders’ and Agents’ exercise of their rights and remedies under the Senior Loan Documents, immediately, upon the written request of Senior Lenders, release any Junior Lien in any Collateral. Senior Lenders may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder in such order and in such manner as it may determine in its sole discretion and such exercise and enforcement shall include the rights to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction, of a secured creditor under Title 11 of the United States Code (the “Bankruptcy Code”) and under other applicable law.

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8. Subordinated Lender will not object to the forbearance by Senior Lenders from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to all or any part of the Collateral.

9. Subordinated Lender agrees that it will not support or vote in favor of any plan of reorganization in any bankruptcy, insolvency or similar proceeding unless such plan either (x) results in the Senior Debt being paid in full in cash on the effective date of such plan, (y) is accepted by the class of holders of the Senior Debt voting thereon and is supported by the Senior Lenders or (z) incorporates this Agreement by reference and continues the rights and priorities of the Senior Lenders and Subordinated Lender after the effective date of such plan.

10. For so long as any of the Senior Debt remains unpaid, Subordinated Lender irrevocably appoints Agent as Subordinated Lender’s attorney-in-fact, and grants to Agent a power of attorney with full power of substitution, in the name of Subordinated Lender or in the name of the Agent, for the use and benefit of the Senior Lenders, without notice to Subordinated Lender, to perform at Agent’s option the following acts in any bankruptcy, insolvency or similar proceeding involving the Obligor:

(i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Subordinated Lender if Subordinated Lender does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Agent elects, in its sole discretion, to file such claim or claims; and

(ii) To accept or reject any plan of reorganization or arrangement on behalf of Subordinated Lender and to otherwise vote Subordinated Lender’s claims in respect of any Subordinated Debt in any manner that the Agent deems appropriate for the enforcement of its rights hereunder.

11. In the event of the Obligor’s bankruptcy, insolvency, reorganization or any case or proceeding, arrangement or transaction under any federal or state bankruptcy or insolvency law or similar laws or proceedings involving the Obligor, for so long as any of the Senior Debt remains unpaid, if the Senior Lenders shall seek to provide the Obligor with any financing under Section 364 of the Bankruptcy Code, or the Senior Lenders support or consent to such financing provided by a third party, or consents to any order for the use of cash collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing” or “Cash Collateral Use”), with such DIP Financing or Cash Collateral Use to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign laws relating to the relief of debtors) would be Collateral), then Subordinated Lender agrees that it will not raise any objection and will not support, directly or indirectly, any objection to such DIP Financing or Cash Collateral Use nor object to the liens or claims granted in connection therewith on any grounds, including a failure to provide “adequate protection” for the liens, if any, securing any Subordinated Debt (and will not request any adequate protection as a result of such DIP Financing or Cash Collateral Use, and will not support any debtor-in-possession financing or Cash Collateral Use which would compete with such DIP Financing or Cash Collateral Use which is provided to or consented to by the Senior Lenders). In addition, Subordinated Lender agrees that it will not provide nor seek to provide or support any debtor-in-possession financing without the prior written consent of the Senior Lenders and the Agent.

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12. No amendment of the Subordinated Loan Documents shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the Junior Liens. In addition, such instruments shall not be amended in any manner adverse to the Senior Lenders without the prior written consent of the Senior Lenders. For the avoidance of doubt, any amendment that increases the principal amount of the Subordinated Debt, increases the rate of interest payable thereon, advances the maturity date of the Subordinated Date to a date that is earlier than the current maturity date thereof, or imposes more burdensome conditions on the Obligor shall be deemed adverse to the Senior Lenders.

13. This Agreement shall remain effective for so long as any Senior Lender has any obligation to make credit extensions to the Obligor or the Obligor owes any amounts to any Senior Lender or the Agent on account of the Senior Debt or the Senior Liens. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by the Senior Lenders for any reason (including, without limitation, the bankruptcy of the Obligor), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Subordinated Lender shall immediately pay over to the Senior Lenders all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Subordinated Lender, the Senior Lenders may take such actions with respect to the Senior Debt as the Senior Lenders in their sole discretion, may deem appropriate, including, without limitation, terminating advances to the Obligor, increasing the principal amount (which may include any DIP Financing), extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any Collateral, and enforcing or failing to enforce any rights against the Obligor or any other person. No such action or inaction shall impair or otherwise affect the Senior Lenders’ or the Agent’s rights hereunder.

14. This Agreement shall bind any successors or assignees of a Subordinated Lender and shall benefit any successors or assigns of the Senior Lenders and/or the Agent. This Agreement is solely for the benefit of Subordinated Lender, the Senior Lenders and the Agent and not for the benefit of the Obligor or any other party. Subordinated Lender has not assigned or transferred any of the Subordinated Debt, any interest therein or any collateral or security pertaining thereto and will not assign or transfer the same to any person unless such transferee has entered into a subordination agreement in respect of the Subordinated Debt in form and substance reasonably satisfactory to Senior Lenders and the Agent.

15. Subordinated Lender hereby waives the right to assert any claim or cause of action to avoid any transfer to the Senior Lenders contemplated by and made pursuant to the Senior Loan Documents that may exist by virtue of any federal or state statute providing for such avoidance.

16. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

17. This Agreement was negotiated in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

18. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Subordinated Lender is not relying on any representations by the Senior Lenders or the Obligor in entering into this Agreement, and Subordinated Lender has kept and will continue to keep itself fully apprised of the financial and other condition of the Obligor. This Agreement may be amended only by written instrument signed by Subordinated Lender, the Senior Lenders and the Agent. The Subordinated Lender has reviewed and is familiar with the of the Senior Loan Documents.

[signature pages follow]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Senior Lenders”

By:
Name:
Title and Organization (if applicable):

[Senior Lender and Agent Signature Pages to Subordination Agreement]

AGENT:

PAUL VASSILAKOS, as collateral agent

By:

“OBLIGOR”

FOREVER 8 FUND, a Delaware limited liability company

By:
Name:
Title:

[Obligor’s Signature Page to Subordination Agreement]

“Subordinated Lender”

By:
Name:
Title and Organization (if applicable):

[Subordinated Lender Signature Page to Subordination Agreement]